Exhibit 99.1

American Education Center Appoints New CFO

NEW YORK, October 2, 2017/ PRNewswire/ — American Education Center, Inc. ("AEC" or the "Company;") (OTCQB: AMCT), an emerging growth company providing educational and career enrichment opportunities for Chinese students studying in the United States, and executive training services to companies in China, today announced the appointment of Mr. Anthony S. Chan, CPA, by the Board of Directors (the “Board”) as its Chief Financial Officer (“CFO”), effective October 1, 2017, replacing Mr. Max P. Chen who will continue to serve as the President, Chairman and sole director of the Board, and Chief Executive Officer (“CEO”) of the Company. Prior to this appointment, Mr. Chan has served as a senior financial advisor to the senior management of the Company since August 2017.

Mr. Chan is a seasoned CPA and an accomplished executive with over 28 years of professional experience in auditing and SEC reporting, mergers and acquisitions, business turnaround, SOX and FCPA compliance and risk management. As a CFO and former audit and consulting partner, Mr. Chan has advised and audited public companies and privately-held organizations across various companies. He was the Executive Vice President and Acting CFO of a NASDAQ-listed company from 2013 to 2015. Prior to that, Mr. Chan served as an Auditor Partner at UHY LLP and Friedman LLP, and a Consulting Partner at Berdon LLP. Mr. Chan currently serves as a Board of Director and the Audit Committee Chair of the New York State Society of Certified Public Accountants, a Board of Trustee for the Foundation for Accounting Education, and a member of the editorial advisory board for the CPA Journal.

“Anthony integrates regulatory compliance into our risk management process and builds financial discipline into the AEC’s internal control and financial reporting function and strategic development initiatives. I am thrilled to welcome him as our new CFO,” said Max P. Chen, President, Chairman and sole director of the Board, and CEO of AEC. “Anthony’s appointment is critical to the growth of AEC as we strengthen our senior management team, broaden our business platform, grow our earnings and take appropriate steps to launch our up-listing efforts. I look forward to working with Anthony to take the Company to the next level.”

About American Education Center, Inc. (OTCQB: AMCT)

Leveraging its industry knowledge and expertise, AEC delivers customized services to capitalize on the increasing demand for quality education and working experience in the United States as well as staff training needs for companies in China. Based in New York with operations in China, the Company currently provides university placement and career development to Chinese students wishing to study in the United States and delivers customized executive training for clients in China. For more information, please visit: www.aec100.com.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, Further information regarding these and other risks is included in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact:

American Education Center, Inc.

Nancy Qin

(212) 825-0437

f.qin@aec100.com

Investor Relations

Tony Tian, CFA

Weitian Group LLC

(732) 910-9692

tony.tian@weitian-ir.com